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                        CHOICE HOTELS INTERNATIONAL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                            Effective January 1, 2003

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                                TABLE OF CONTENTS

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ARTICLE I--PURPOSE AND EFFECTIVE DATE.................................................................. 1

ARTICLE II--DEFINITIONS................................................................................ 1

  2.1   Account........................................................................................ 1
  2.2   Administrative Committee....................................................................... 1
  2.3   Beneficiary.................................................................................... 1
  2.4   Board.......................................................................................... 1
  2.5   Change in Control.............................................................................. 1
  2.6   Code........................................................................................... 2
  2.7   Company........................................................................................ 2
  2.8   Compensation................................................................................... 3
  2.9   Deferral Election.............................................................................. 3
  2.10  Disability..................................................................................... 3
  2.11  Discretionary Contribution..................................................................... 3
  2.12  Effective Date................................................................................. 3
  2.13  Elected Deferred Compensation.................................................................. 3
  2.14  Employer....................................................................................... 3
  2.15  Financial Hardship............................................................................. 3
  2.16  Hardship Distribution.......................................................................... 4
  2.17  Match Rate..................................................................................... 4
  2.18  Matching Contribution.......................................................................... 4
  2.19  Moody's Rate of Return......................................................................... 4
  2.20  Moody's Plus Rate of Return.................................................................... 4
  2.21  Participant.................................................................................... 4
  2.22  Participation Agreement........................................................................ 4
  2.23  Plan........................................................................................... 5
  2.24  Plan Year...................................................................................... 5
  2.25  Small Benefit.................................................................................. 5
  2.26  Transfer Contribution.......................................................................... 5
  2.27  Year of Service................................................................................ 5

ARTICLE III--PARTICIPATION AND DEFERRAL ELECTIONS...................................................... 5

  3.1   Eligibility and Participation.................................................................. 5
  3.2   Deferral Elections............................................................................. 5
  3.3   Commencement, Duration and Modification of Deferral Election................................... 6
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                                TABLE OF CONTENTS

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ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS.............................................................  6

  4.1   Accounts.......................................................................................  6
  4.2   Crediting of Deferrals.........................................................................  6
  4.3   Basic Account..................................................................................  6
  4.4   Matching Contribution Account..................................................................  6
  4.5   Discretionary Contribution Account.............................................................  7
  4.6   Transfer Contribution..........................................................................  7
  4.7   Vesting of Accounts............................................................................  7
  4.8   Statement of Accounts..........................................................................  8

ARTICLE V--INVESTMENT AND EARNINGS.....................................................................  8

  5.1   Plan Investments...............................................................................  8
  5.2   Crediting Investment Gains and Losses..........................................................  8

ARTICLE VI--PLAN BENEFITS..............................................................................  8

  6.1   Commencement and Distribution Options..........................................................  8
  6.2   Death Benefits.................................................................................  9
  6.3   Disability Benefits............................................................................  9
  6.4   Hardship Distribution.......................................................................... 10
  6.5   Accelerated Distribution....................................................................... 10
  6.6   Small Benefit.................................................................................. 10
  6.7   Withholding and Payroll Taxes.................................................................. 10
  6.8   Payment to Guardian............................................................................ 11

ARTICLE VII--BENEFICIARY DESIGNATION................................................................... 11

  7.1   Beneficiary Designation........................................................................ 11
  7.2   Changing Beneficiary........................................................................... 11
  7.3   No Beneficiary Designation..................................................................... 11
  7.4   Effect of Payment.............................................................................. 12

ARTICLE VIII--ADMINISTRATION........................................................................... 12

  8.1   Committee; Duties.............................................................................. 12
  8.2   Agents......................................................................................... 12
  8.3   Binding Effect of Decisions.................................................................... 12
  8.4   Indemnity of Committee......................................................................... 12
  8.5   Election of Committee After Change in Control.................................................. 12
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                                TABLE OF CONTENTS

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ARTICLE IX--CLAIMS PROCEDURE........................................................................... 13

  9.1   Claim.......................................................................................... 13
  9.2   Denial of Claim................................................................................ 13
  9.3   Review of Claim................................................................................ 13
  9.4   Final Decision................................................................................. 13

ARTICLE X--AMENDMENT AND TERMINATION OF PLAN........................................................... 13

  10.1  Amendment...................................................................................... 13
  10.2  Company's Right to Terminate................................................................... 14

ARTICLE XI--MISCELLANEOUS.............................................................................. 15

  11.1  Unfunded Plan.................................................................................. 15
  11.2  Unsecured General Creditor..................................................................... 15
  11.3  Trust Fund..................................................................................... 15
  11.4  Nonassignability............................................................................... 15
  11.5  Not a Contract of Employment................................................................... 16
  11.6  Protective Provisions.......................................................................... 16
  11.7  Governing Law.................................................................................. 16
  11.8  Validity....................................................................................... 16
  11.9  Gender......................................................................................... 16
  11.10 Notice......................................................................................... 16
  11.11 Successors..................................................................................... 16
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                                                                           (iii)

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                        CHOICE HOTELS INTERNATIONAL, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                      ARTICLE I--PURPOSE AND EFFECTIVE DATE

          The purpose of this Executive Deferred Compensation Plan is to provide current tax planning opportunities as well as supplemental funds upon the retirement or death of certain key employees of Employer. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with these benefits.

                             ARTICLE II--DEFINITIONS

          For the purposes of this Plan, the following terms shall have the meanings indicated, unless the content clearly indicates otherwise:

2.1       Account

          "Account" means the interest of a Participant in the Plan as represented by the hypothetical bookkeeping entries kept by Employer. Separate Accounts shall be established for each Participant in accordance with the provisions of Section 4.1 of the Plan.

2.2       Administrative Committee

          "Administrative Committee" means the committee appointed by the Company's Chief Executive Officer to administer the Plan pursuant to Article VIII.

2.3       Beneficiary

          "Beneficiary" means the person, persons or entity (including, without limitation, any trustee) entitled to receive the benefits specified hereunder, in the event of the Participant's death, as determined pursuant to the provisions of Article VII.

2.4       Board

          "Board" means the Board of Directors of the Company.

2.5       Change in Control

          "Change in Control" of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

               (a) Any "Person" (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner," directly or indirectly, of securities of the Company representing twenty-

PAGE 1 - EXECUTIVE DEFERRED COMPENSATION PLAN

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          five percent (25%) or more of the combined voting power of the
          Company's then outstanding securities; or

               (b) During any period of two (2) consecutive years after an employee becomes a Plan Participant, individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

               (c)  The stockholders of the Company approve:

                    (i)   A plan of complete liquidation of the Company; or

                    (ii) An agreement for the sale or disposition of all or substantially all of the Company's assets; or

                    (iii) A merger, consolidation, or reorganization of the
               Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

               However, in no event shall a "Change in Control" be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group except for:

                    (i) Passive ownership of less than two percent (2%) of the stock of the purchasing company; or

                    (ii) Ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors.

          For purposes of this Section, the terms "Person" and "Beneficial Owner" shall have the meanings given those terms in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and Rule 13d-3 under that Act.

2.6       Code

          "Code" means the Internal Revenue Code of 1986, as amended.

2.7       Company

          "Company" means Choice Hotels International, Inc., or any successor to the business thereof.

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2.8       Compensation

          "Compensation" means the base salary and bonus payable to a Participant for services performed for the Employer and considered to be wages for purposes of federal income tax withholding. Inclusion of any other forms of Compensation is subject to the sole discretion of the Committee, which need not be applied on a uniform basis among all Participants. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Employer's tax qualified plans which may be maintained under Code Section 401(a) or a plan maintained under Code Section 125, or under this Plan.

2.9       Deferral Election

          "Deferral Election" means a commitment by a Participant to defer a portion of Compensation to this Plan and for which a Participation Agreement has been submitted by the Participant to the Administrative Committee.

2.10      Disability

          "Disability" means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant's usual duties for Employer. The Administrative Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Administrative Committee in making the determination.

2.11      Discretionary Contribution

          "Discretionary Contribution" means an Employer contribution credited to a Participant's Account pursuant to Section 4.5 of this Plan.

2.12      Effective Date

          This Plan shall be effective as of January 1, 2003.

2.13      Elected Deferred Compensation

          "Elected Deferred Compensation" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Election.

2.14      Employer

          "Employer" means the Company and any affiliated or subsidiary entities designated by the Board as participating in this Plan.

2.15      Financial Hardship

          "Financial Hardship" means an unforeseeable emergency due to an illness or accident of the Participant or Beneficiary, the Participant's or Beneficiary's spouse or the Participant's or Beneficiary's dependant (as defined in Section 152(a)) of the Code; loss of the Participant's or Beneficiary's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or the Beneficiary that would result in severe financial hardship if early withdrawal were not permitted. Financial Hardship will not exist if the financial need can be relieved through reimbursement or compensation from insurance or otherwise; by liquidation of the

PAGE 3 - EXECUTIVE DEFERRED COMPENSATION PLAN

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Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or by cessation of deferrals under the Plan.

2.16      Hardship Distribution

          "Hardship Distribution" means a distribution pursuant to Section 6.4 of the Plan made on account of the Participant or Beneficiary's Financial Hardship. Such distribution must be limited to the amount reasonably necessary to satisfy the Financial Hardship (which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

2.17      Match Rate

          "Match Rate" means the rate at which base salary deferrals are matched determined by reference to the Participant's Years of Service as of the first day of the Plan Year. The Match Rate shall be as follows:

    1                              2
 YEARS OF
 SERVICE                      MATCH RATE
----------------------------------------
1-5                                 50%
6-9                                 75
10 or More                         100
========================================

2.18      Matching Contribution

          "Matching Contribution" means an Employer contribution credited to a Participant's Account pursuant to Section 4.4 of this Plan.

2.19      Moody's Rate of Return

          "Moody's Rate of Return" means, with respect to any calendar month, the monthly equivalent of three percentage points (3%) greater than the annual yield of the Moody's Average Corporate Bond Yield Index for the preceding calendar month as published by Moody's Investor Services, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board.

2.20      Participant

          "Participant" means any individual who is participating in this Plan as provided in Article III.

2.21      Participation Agreement

          "Participation Agreement" means the agreement, whether written or provided through electronic means, to defer Compensation submitted by a Participant to the Administrative Committee or its delegates prior to the commencement of the period in which the Elected Deferred Compensation is to be earned.

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2.22      Plan

          "Plan" means this Choice Hotels International, Inc. Executive Deferred Compensation Plan as set forth in this document and as the same may be amended from time to time.

2.23      Plan Year

          "Plan Year" means each calendar year beginning on January 1 and ending on December 31.

2.24      Small Benefit

          "Small Benefit" means a lump-sum payment pursuant to Section 6.6 of the Plan.

2.25      Transfer Contribution

          "Transfer Contribution" means a Participant's contribution credited to a Participant's Account pursuant to Section 4.6 of the Plan.

2.26      Year of Service

          "Year of Service" shall be complete twelve (12) month periods beginning on the Participant's date of hire.

                ARTICLE III--PARTICIPATION AND DEFERRAL ELECTIONS

3.1       Eligibility and Participation

               (a) Eligibility. The Company's Chief Executive Officer (CEO) and executive employees who report directly to the CEO shall be eligible to participate in the Plan.

               (b) Participation. An eligible employee may elect to participate in the Plan with respect to a Plan Year by submitting a Participation Agreement to the Administrative Committee prior to the beginning of such Plan Year.

               (c) Part-Year Participation. In the event an employee first becomes eligible to participate in the Plan on other than the first day of a Plan Year, a Participation Agreement may be submitted to the Administrative Committee within thirty (30) days after the Administrative Committee notifies such employee of eligibility to participate in the Plan. The Deferral Election shall be effective only with regard to Compensation earned following submission of the Participation Agreement to the Administrative Committee.

3.2       Deferral Elections

          A Participant may file with the Administrative Committee a Participation Agreement to defer any or all of the following:

               (a) Salary Deferrals. A Participant may elect to defer up to ninety percent (90%) of base salary. The amount to be deferred shall be stated as a whole percentage of base salary.

PAGE 5 - EXECUTIVE DEFERRED COMPENSATION PLAN

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               (b)  Bonus Deferrals. A Participant may elect to defer all or any portion of each bonus to be paid by the Employer. The amount to be deferred shall be stated as a whole percentage of each bonus payment.

               (c) Changes to Deferral Elections. Participants may modify a salary deferral election at any time; however, such modification shall only be effective for salary earned after the date of modification. The Administrative Committee may change the maximum percentage of base salary and/or bonus that may be deferred by giving written notice to all Participants. No such change may affect a Deferral Election entered into prior to the Administrative Committee's action.

3.3       Commencement, Duration and Modification of Deferral Election

               (a) Commencement. A Deferral Election shall become effective on the first day of the Plan Year immediately following the date a Participation Agreement for such Deferral Election is filed with the Administrative Committee.

               (b) Duration. A Deferral Election shall remain in effect for the Plan Year.

               (c) Modification. A Deferral Election shall terminate on the date a Participant terminates employment, receives a Hardship Distribution pursuant to Section 6.4 or an Accelerated Distribution pursuant to Section 6.5 of the Plan.

                   ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS

4.1       Accounts

          For recordkeeping purposes only, Employer shall maintain at least three (3) separate Accounts for each Participant. The Accounts shall be known as the Basic Account, Matching Contribution Account, and Discretionary Contribution Account.

4.2       Crediting of Deferrals

          A Participant's Elected Deferred Compensation which consists of deferred base salary shall be credited to the Participant's Accounts as of the date when the corresponding nondeferred portion of the Participant's base salary is paid or would have been paid but for the Deferral Election. Beginning January 1 of each Plan Year, a Participant's Elected Deferred Compensation which consists of deferred bonus shall be credited to the Participant's Accounts as of the date of each year on which the corresponding bonus is paid or would have been paid but for the Deferral Election.

4.3       Basic Account

          A Participant may establish a Basic Account by filing a Participation Agreement to defer Compensation into the Account and to receive benefits from such Account as elected by the Participant.

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4.4       Matching Contribution Account

          There shall be credited to each Participant's Matching Contribution Account an amount equal to (a) less (b), where:

               (a) Equals total base salary (up to fifteen percent (15%) total) deferred under this Plan and the Company's 401(k) plan, times the Participant's Match Rate; and

               (b) Equals the match to the Company's 401(k) plan which is allocated to such Participant's account in the 401(k) plan, after all necessary adjustments have been made to reflect any applicable nondiscrimination rules.

          The amount credited to the Matching Contribution Account shall be as of the date designated by the Administrative Committee.

4.5       Discretionary Contribution Account

          The Employer may make contributions in such amount and at such times as recommended by the Administrative Committee and approved by the Compensation Committee of the Board, or as the Board, in its sole discretion, shall determine. Such amount shall be credited to the Participant's Discretionary Contribution Account as of the date designated by the Administrative Committee.

4.6       Transfer Contribution

          Any Eligible Participant who has one or more account balance in the Company's Deferred Compensation Plan or in the Company's Nonqualified Retirement Savings and Investment shall have their balances in such plans transferred to this Plan as of the date or dates selected by the Committee. Such transfers to this Plan shall include the vested and nonvested portions of the Participant's balances in such Plans, and such amounts shall be appropriately allocated among the Participant's Termination Account and Matching Contribution Account, respectively.

4.7       Vesting of Accounts

          Each Participant shall be vested in the amounts credited to such Participant's Account as follows:

               (a) Elected Deferred Compensation. A Participant shall be one hundred percent (100%) vested at all times in his Elected Deferred Compensation and any gains or losses thereon.

               (b) Matching Contributions. A Participant's Matching Contribution Account shall be vested at the rate of twenty percent (20%) for each completed Year of Service; except, a Participant shall become one hundred percent (100%) vested at death or Disability. In addition, the Compensation Committee of the Board, or the Board, may, in its sole discretion, accelerate all or any portion of a Participant's Matching Contribution Account at any time and from time to time.

               (c) Discretionary Contributions. A Participant's Discretionary Contribution Account shall become vested as determined by the Compensation Committee of the Board, or by the Board.

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4.8       Statement of Accounts

          From time to time, but not less frequently than annually, the Administrative Committee shall provide to each Participant a benefit statement setting forth the balance of the Accounts maintained for the Participant.

                       ARTICLE V--INVESTMENT AND EARNINGS

5.1       Plan Investments

          A Participant shall complete a portfolio allocation form electing from among a series of hypothetical investment options designated by the Administrative Committee into which the Participant's Elected Deferred Compensation, Transfer Contribution and all Employer contributions shall be credited. In addition to the hypothetical investment options designated by the committee, the Moody's Plus Rate of Return shall also be available as a hypothetical investment for all active Participants and any Participant who terminates after age fifty-five (55) with ten (10) or more Years of Service. For Participants who terminate before age fifty-five (55) and ten (10) Years of Service, the Moody's Rate of Return shall be available. In the event a Participant terminates employment prior to age fifty-five (55) or prior to having completed ten (10) or more Years of Service and does not terminate with the approval of the Board, then from and after such termination, the Moody's Rate of Return shall not be an available hypothetical investment option as to such Participant.

          The performance of the Participant's Accounts shall be measured based upon the investment options selected. The Participant's Accounts shall be credited with such hypothetical crediting rates calculated after any applicable investment managers' expenses have been deducted but before any insurance-related or other expenses have been deducted. Investment options may be changed monthly by following such procedures as may be determined by the Administrative Committee. A revised or changed investment allocation shall be effective on the first business day of the next month following the Participant's request for a change.

5.2       Crediting Investment Gains and Losses

          Participant Accounts shall be credited daily with investment gains and losses as if such Account(s) were invested in one (1) or more of the Plan's investment options, as selected by the Participant, less administrative charges applied against the particular investment options.

                            ARTICLE VI--PLAN BENEFITS

6.1       Commencement and Distribution Options

               (a) Commencement. Benefits shall commence based upon an election made by the Participant. Participants may elect to commence benefits upon termination or a January selected by the Participant. Such date may not be later than January following the Participant's sixty-fifth
          (65th) birthday.

               (b) Form of Payment. Benefits payable due to the Participant's election or the death of the Participant may be made in one (1) or a combination of the following forms:

PAGE 8 - EXECUTIVE DEFERRED COMPENSATION PLAN

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                    (i)   Lump Sum. One (1) lump-sum payment.

                    (ii) Installment Payments. Annual installment payments amortized over a period of up to twenty (20) years, as elected by the Participant. The first installment payment shall be paid as soon as is administratively feasible after the Participant's elected date or death. Subsequent installments shall be paid at the beginning of each subsequent Plan Year based on the remaining Account balance as of the immediately preceding December 31, as adjusted for gains and losses, and the remaining number of installment payments. Adjustments for investment gains and losses shall continue on unpaid Account balances.

                    (iii) If a Participant has made no election, benefit
               payments shall be paid in a lump sum upon termination.

               (c) Change in Form and Time of Payment. A Participant's election as to the form and time of distribution shall be irrevocable, except that a Participant may file a new form and time of payment election which shall supersede his most recent prior election provided the election is made at least sixty (60) days prior to the date of scheduled benefit commencement or death. An election filed within the sixty (60) days preceding scheduled benefit commencement or death shall be null and void and the next preceding timely election filed by the Participant shall be controlling.

6.2       Death Benefits

               (a) Pre-Benefit Commencement. A Beneficiary shall receive all of the Participant's Account balances in the form elected by the Participant pursuant to Section 6.1 of the Plan.

               (b) Post-Benefit Commencement. If a Participant dies following the commencement of benefit payments, the Employer shall continue to pay to the Beneficiary any remaining installment payments that would have been paid to the Participant had the Participant survived.

                    If a Participant dies after all Account balances have been completely distributed, no death benefit shall be payable to the Beneficiary under the Plan.

               (c) Investment Direction. The Beneficiary shall succeed to the Participant's right to direct investments pursuant to Section 5.1 of the Plan following the Participant's death.

               (d) Subsequent Beneficiaries. If a Beneficiary who is receiving payments dies before all payments have been paid, any subsequent Beneficiary (as determined and provided for in Article VII) shall be paid any remaining Account balances in a lump sum as soon as practical after the death of the first Beneficiary.

6.3       Disability Benefits

          Upon a finding that a Participant has suffered a Disability, the Administrative Committee may, in its sole discretion, modify the Participant's current Deferral Election or make distributions notably from the Participant's Accounts in an amount reasonably necessary to meet the Participant's needs resulting from the Disability. Such distribution shall not exceed the Participant's vested balance in the Participant's Accounts and shall be paid in a single lump sum.

PAGE 9 - EXECUTIVE DEFERRED COMPENSATION PLAN

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6.4       Hardship Distribution

          Upon finding that a Participant or Beneficiary has suffered a Financial Hardship, the Administrative Committee may, in its sole discretion, make distributions from the Participant's Account prior to the time specified for payment of benefits under the Plan. The Hardship Distribution shall be made ratably from all Accounts. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship.

          Applications for a Hardship Distribution and determinations thereon by the Administrative Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship, as determined by the Administrative Committee in its sole discretion.

          Upon receiving a Hardship Distribution, a Participant's Deferral Election shall cease and such Participant shall not participate in the Plan until the first day of the Plan Year following twelve (12) months from the date of the Hardship Distribution.

6.5       Accelerated Distribution

          Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump-sum distribution equal to ninety percent (90%) (ninety-four percent (94%) if requested within thirty-six (36) months of a Change in Control) of the vested balance of his Accounts on the last day of the month immediately preceding the date on which the Administrative Committee receives the written request. The remaining balance of such Accounts plus any nonvested amounts shall be forfeited by the Participant. Notwithstanding any provision in the Plan to the contrary, a distribution pursuant to this Section
6.5 shall be made as soon as administratively feasible but in no event later than thirty (30) days after the request is received by the Administrative Committee. Such Participant's Deferral Election shall cease at the time the request is filed with the Administrative Committee and such Participant shall not be eligible to make a new Deferral Election until the first day of the Plan Year following a period of twelve (12) months from the date of distribution.

6.6       Small Benefit

          Notwithstanding any election made by the Participant, if, on the Participant's date of termination or date of death, the vested balance of his Accounts is less than fifty thousand dollars ($50,000), such Account shall be paid to the Participant or Beneficiary in a single lump sum.

6.7       Withholding and Payroll Taxes

          The Employer shall withhold from Plan payments and, in the case of Social Security and Medicare taxes, shall withhold from Elected Deferred Compensation, any taxes required to be withheld under federal, state or local law. Such taxes shall be withheld from the Plan payments to the maximum extent possible with any excess being withheld from the Participant's nondeferred base salary or bonus to the maximum extent possible , and then from the Participant's Elected Deferred Compensation. Each Participant shall bear the ultimate responsibility for payment of all taxes owed under this Plan.

PAGE 10 - EXECUTIVE DEFERRED COMPENSATION PLAN

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6.8       Payment to Guardian

          If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Administrative Committee may direct payment to the guardian, conservator, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Administrative Committee may require proof of minority, incompetency, incapacity, conservatorship or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Administrative Committee from all liability with respect to such benefit.

                      ARTICLE VII--BENEFICIARY DESIGNATION

7.1       Beneficiary Designation

          Each Participant shall have the right, at any time, to designate one
(1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant's death prior to complete distribution of the Participant's vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Administrative Committee and shall be effective only when filed with the Administrative Committee during the Participant's lifetime.

          For married Participants living in a community property state, the Participant's spouse shall be entitled to fifty percent (50%) interest in any benefit due the Participant unless such spouse waives the right to receive such benefit by executing a written consent acknowledging the effect of the Beneficiary designation, or it is established that such consent cannot be obtained because the spouse cannot be located.

          If the Participant's validly designated Beneficiary survives the Participant but dies prior to the complete distribution of the Participant's benefits, the remaining benefits will be paid to the deceased Beneficiary's estate in accordance with Section 6.2(d).

7.2       Changing Beneficiary

          Any Beneficiary designation may be changed by a Participant living outside a community property state without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Administrative Committee.

          A married Participant living in a community property state may change Beneficiary designation by filing a new Beneficiary designation with the Administrative Committee with the consent of the Participant's spouse as provided for in Section 7.1 above. The filing of a new designation shall supercede all designations previously filed.

7.3       No Beneficiary Designation

          If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary dies before the Participant, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

               (a)  The Participant's surviving spouse;

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               (b)  The Participant's children in equal shares, except that if any of the children predecease the Participant with surviving issue, then such issue shall take by right of representation;

               (c)  The Participant's estate.

7.4       Effect of Payment

          Payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.

                          ARTICLE VIII--ADMINISTRATION

8.1       Committee; Duties

          The Plan shall be administered by an Administrative Committee consisting of at least three (3) members as may be appointed by the Company's Chief Executive Officer except after a Change in Control, as provided in Section
8.5 below. The Administrative Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Administrative Committee members in office at the time of the vote shall control any decision. Members of the Administrative Committee may be Participants in this Plan.

8.2       Agents

          The Administrative Committee may employ agents and delegate to them such administrative duties as it sees fit, and may consult with counsel who may be counsel to the Company.

8.3       Binding Effect of Decisions

          The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.4       Indemnity of Committee

          The Company shall indemnify and hold harmless the members of the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such person's service on the Administrative Committee, except in the case of gross negligence or willful misconduct.

8.5       Election of Committee After Change in Control

          After a Change in Control, vacancies on the Administrative Committee shall be filled by majority vote of the remaining Administrative Committee members and Administrative Committee members may be removed only by such a vote. If no Administrative Committee members remain, a new Administrative Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VIII or other Plan provisions regarding

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Administrative Committee authority with respect to the Plan without prior approval by the Administrative Committee.

                          ARTICLE IX--CLAIMS PROCEDURE

9.1       Claim

          Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan, shall present the request in writing to the Administrative Committee which shall respond in writing within thirty (30) days.

9.2       Denial of Claim

          If the claim or request is denied, the written notice of denial shall state:

               (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c)  An explanation of the Plan's claim review procedure.

9.3       Review of Claim

          Any person whose claim or request is denied may request review by notice given in writing to the Administrative Committee. Such notice must be received by the Administrative Committee within sixty (60) days following the end of the thirty (30) day review period. The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4       Final Decision

          The decision on review shall normally be made within sixty (60) days after the claim or request is received by the Administrative Committee. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

                  ARTICLE X--AMENDMENT AND TERMINATION OF PLAN

10.1      Amendment

               (a) The Board may at any time amend the Plan by a written instrument subject to subsection (e) below.

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               (b)  The Administrative Committee may adopt any technical, clerical, conforming or clarifying amendment or other change, provided:

                    (i) The Administrative Committee deems it necessary or advisable to:

                          (A) Correct any defect, supply any omission or
                    reconcile any inconsistency in order to carry out the intent and purposes of the Plan;

                          (B) Maintain the Plan's status as a "top-hat" plan for
                    purposes of ERISA; or

                          (C) Comply with law or the Internal Revenue Service's
                    regulations;

                    (ii) The amendment or change does not, without the consent of the Board, result in current annual additional costs to the Employer of maintaining the Plan in excess of $50,000; and

                    (iii) Any formal amendment adopted by the Administrative
               Committee shall be in writing, signed by a member of the Committee and promptly reported to the Board.

               (c) To the extent permitted under subsection (e) below, amendments may have an immediate, prospective or retroactive effective date.

               (d) Amendments do not require the consent of any Participant or Beneficiary.

               (e)  Amendments are subject to the following limitations:

                    (i) Preservation of Account Balance. No amendment shall reduce the amount credited or to be credited to any Account as of the date notice of the amendment is given to Participants.

                    (ii) Preservation of Crediting Rate. After a Change in Control, no amendment shall reduce the crediting rate, including Moody's Rate of Return on deferrals made prior to, or elected prior to, the date notice of the amendment is given to Participant.

                    (iii) After a Change in Control, no amendment may limit the
               Participant payout options under Section 6.1 or in anyway force Participants to accelerate the receipt of Benefits.

10.2      Company's Right to Terminate

          The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of the Company.

               (a) Partial Termination. The Board may partially terminate the Plan by instructing the Administrative Committee not to credit any additional Elected Deferred Compensation to the Plan. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to amounts credited prior to the effective date of such partial termination.

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               (b)  Complete Termination. The Board may completely terminate the Plan by instructing the Administrative Committee not to accept any additional Elected Deferred Compensation, and by terminating all ongoing Deferral Elections. If such a complete termination occurs, the Plan shall cease to operate and the Employer shall pay out each Account. Prior to a Change in Control, payment shall be made in the manner prescribed below, notwithstanding any election made by the Participant. After a Change in Control, the existing election of Participants regarding the distribution of benefits shall continue to apply. Earnings shall continue to be credited on any unpaid Account balances.

                ACCOUNT BALANCE                             PAYOUT PERIOD
          --------------------------------------------------------------------
          Less than $50,000                            Lump Sum
          $50,000 but not more than $100,000           3 annual installments
          $100,000 or more                             5 annual installments
          ====================================================================

                            ARTICLE XI--MISCELLANEOUS

11.1      Unfunded Plan

          This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

11.2      Unsecured General Creditor

          Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by any Employer for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The obligation of the Employer under the Plan shall be an unfunded and unsecured promise to pay money in the future.

11.3      Trust Fund

          At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of benefits owed under the Plan. Although such a trust may be irrevocable, its assets must be held for payment to Employer's general creditors in the event of insolvency or bankruptcy. To the extent any benefits provided under the Plan with respect to an Employer's Participants are paid from any such trust, that Employer shall have no further obligation to pay such benefits. If not paid from the trust, such benefits shall remain the obligation solely of such Employer.

11.4      Nonassignability

          Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof. Such payments, and all rights thereto are expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments,

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alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.5      Not a Contract of Employment

          This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

11.6      Protective Provisions

          A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and taking such other action as may be requested by Employer.

11.7      Governing Law

          The provisions of this Plan shall be construed and interpreted according to the laws of the State of Maryland, except as preempted by federal law.

11.8      Validity

          In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.9      Gender

          The masculine gender shall include the feminine and the singular shall include the plural, except where the context expressly dictates otherwise.

11.10     Notice

          Any notice required or permitted under the Plan shall be sufficient if in writing and sent by first-class mail. Such notice shall be deemed as given as of the date of delivery or, if delivery is made by mail, as of the date that is three (3) business days after the mailing date. Mailed notice to the Administrative Committee shall be directed to the Company's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

11.11     Successors

          The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

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                                              CHOICE HOTELS INTERNATIONAL, INC.

                                              By:
                                                 -------------------------------
                                                 Its:

                                           Dated:
                                                 -------------------------------

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